Incorporated under the laws of the State of California
March 5, 1980

Number
PD-1

Shares
5,111.86

GIGA-TRONICS INCORPORATED

Series D Convertible Voting Perpetual Preferred Stock

THIS CERTIFIES THAT **Alara Capital AVI II, LLC** *is the registered holder of* **Five Thousand One Hundred Eleven and 86/100 (5,111.86)** *fully paid and nonassessable shares of Common Stock of* **Giga-Tronics Incorporated**, *transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.*

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this **8th** *day of* **July, 2013.**

John Regazzi, President and Chief Executive Officer

Steve Lance, Secretary

A/05568842:1

LITHO IN U.S.A.

FOR VALUE RECEIVED, ____ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO ____________________________________, _________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO(ES) HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________, ___.

IN THE PRESENCE OF:

____
(Shareholder)

____
(Witness)

____
(Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

****

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.